Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Gerri Vance

208-457-9409 ext. 1221

The FDA Schedules Hearing On Over-the-Counter Petition for Cholesterol Lowering Drug

Post Falls, Idaho — January 6, 2005. Lifestream Technologies, Inc. (OTCBB:LFTC), a leading supplier of cholesterol monitors, fully supports government and industry efforts to curb cardiovascular disease through proven methods by giving more control of preventive healthcare decisions to individuals. The FDA will be considering a petition to make certain statin lowering drugs available as over-the-counter medications at a hearing scheduled for January 13 and 14, 2005, in Washington, D.C.

“After years of assessing the value of statin drugs in lowering cholesterol, along with supporting lifestyle changes, the FDA has agreed to hear a major pharmaceutical company’s petition to move its statin drug from a prescriptive to a non-prescriptive status at retail stores,” said Christopher Maus, Lifestream’s CEO. “In a previous hearing, the FDA comments addressed the consumer’s ability to know and track their cholesterol number. If the FDA finds that this statin drug is suitable for non-prescriptive consumer use, Lifestream sees a significant opportunity that could open the floodgates for monitoring cholesterol at home or at the point of care. This increased awareness for regular monitoring would be most conducive in supporting all cholesterol lowering programs through positive feedback and, thus, the greater likelihood of compliance.“

“We look forward to supporting the efforts of individuals, industry, government and healthcare providers in their efforts to control the number one cause of premature death in the country,” Maus continued. “Those efforts can be greatly served by consumers monitoring their cholesterol with the Lifestream home cholesterol monitor. “

About Lifestream Technologies

The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.

In addition to the professional monitor, the Company’s product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual’s efforts to improve compliance. Lifestream’s products also integrate a smart card reader further supporting compliance by storing test results on an individual’s personal health card for future retrieval, trend analysis and assessment.

Lifestream’s monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate The Data Concern™ Personal Health Card® allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream’s products, go to “Store Locator” on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in the post effective amendment No. 1 to our Registration Statement on Form SB-2 filed December 10, 2004, and in “Item 1 – Business,” “Item 6 – Management’s Discussion and Analysis and Plan of Operations,” particularly the discussion under “Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern” and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report and in the aforementioned Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.